UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Commission File Number: 000-33265

ADIA MED, INC.
(Exact name of registrant as specified in its charter)

nevada	35-2829671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4421 Gabriella Lane, Winter Park, FL 32792

(Address of principal executive offices)(Zip Code)

(321) 231-2843

(Registrant’s telephone number, including area code)

Adia Nutrition, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act: Common A Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 30, 2026, Adia Med, Inc. (the “Company”), Adia Labs LLC, a Florida limited liability company and subsidiary of the Company (the “Labs Company”), and Live Oak Health LLC, a Florida limited liability company doing business as QCM Biologics (“Buyer”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”). David Konn is the sole member and manager of Buyer. Buyer is not, to the Company’s knowledge, an affiliate of the Company.

Under the Purchase Agreement, the Company agreed to sell, and Buyer agreed to purchase, 30 units of membership interest in the Labs Company (the “Purchased Units”), representing 30% of the 100 units issued and outstanding, at $50,000 per unit, or $1,500,000 in the aggregate. The purchase price is payable $1,000,000 in cash by wire transfer of immediately available funds, and $500,000 by delivery of a promissory note (the “Note”). The Purchased Units are to be transferred free and clear of liens other than a first-priority pledge of the Purchased Units securing the Note.

Closing is the date the Company receives the $1,000,000 wire, and was required to occur not later than September 30, 2026, unless the parties agreed in writing to another date.

The Note is in the original principal amount of $500,000, bears interest at 7% per annum on unpaid principal, calculated on a 30/360 basis, and provides for interest-only monthly payments of $2,916.67 for 48 months. The first payment is due 30 days after closing. The entire unpaid principal of $500,000, plus accrued and unpaid interest, is due 48 months after the closing date. The Note may be prepaid in whole or in part at any time without penalty. After notice and a 10-day cure period, the default rate is 12% per annum. A late charge of 5% applies to any payment more than 10 days late. The Note is secured by a first-priority pledge of the Purchased Units until paid in full. Default under the Note or the pledge is a default under the Purchase Agreement. After the applicable cure period, the Company may accelerate the Note, enforce the pledge, and exercise other lawful remedies.

The Company also granted Buyer an option (the “Option”) to purchase up to 10 additional units at $50,000 per unit, or $500,000 if exercised in full. The Option may be exercised in whole units, in one or more exercises, at any time after closing until 5:00pm Eastern Time on September 30, 2028 (at which point the Option expire). The Option is personal to Buyer and may not be assigned without the Company’s prior written consent, except to an affiliate wholly owned by Mr. Konn. The Option adjusts only for a unit split or recapitalization that does not change relative ownership. Except for the Purchased Units and the Option Units, the Company is not obligated to sell Buyer any other interest in the Labs Company. If the Option is exercised in full and no other units are issued or transferred, the Company would own 60 units (60%) and Buyer would own 40 units (40%).

Economic ownership follows units. Voting power does not. Effective at closing, and from the first day Buyer purchases the Purchased Units, the Company and Buyer each have 50% of the voting power on all member matters, even though the Company owns 70% of the units and Buyer owns 30%. Equal voting continues if Buyer later purchases any or all of the Option units. Equal voting applies to member votes, consents, and approvals under the operating agreement and Florida law, including amendment of the operating agreement, issuance or repurchase of units, admission of new members, sale, merger, or dissolution, the annual budget and material debt, appointment or removal of managers, related-party transactions, and distributions other than tax distributions required by the operating agreement. Equal voting does not change distributions, profit and loss allocations, or sale proceeds, which follow units, except for tax distributions required by the operating agreement.

At closing the Labs Company is to have two managers, one appointed by the Company and one appointed by Buyer. Ordinary-course operations may be run by either manager within a written budget approved by both members. The matters subject to equal voting require approval of both members, or of both managers if the operating agreement so provides. If the members or their managers are deadlocked for 15 days after written notice, they must confer in good faith and then mediate in Seminole County, Florida. If mediation fails within 30 days, either member may pursue the remedies in the operating agreement, including a buy-sell. Neither member may dissolve the Labs Company solely because of deadlock without a court order or a written agreement. Day-to-day clinical and manufacturing operations already in process continue during a deadlock if they stay inside the last approved budget.

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If the Company, Buyer, or any later member receives a bona fide written offer from a third party for any units and desires to accept it, the selling member must first offer the units to the Labs Company. The Labs Company has a first right of refusal to purchase all, but not less than all, of the offered units on the same material terms, exercisable within 30 days. Transfers to affiliates expressly permitted under the Purchase Agreement or the operating agreement are excluded if the transferee remains bound. A transfer that does not comply is void.

The Labs Company is to review profits and available cash after expenses at the end of each calendar quarter. After ordinary operating expenses, taxes then due, and any required tax distributions, the Labs Company is to withhold 10% of the remaining amount as a reserve for working capital and other company needs, and distribute the other 90% to the members in proportion to their units within 30 days after quarter-end.

The Company may use the $1,000,000 cash proceeds for Labs Company or Company corporate purposes determined by the Company’s board of directors. The Company may disclose the Purchase Agreement as required by the Securities Exchange Act of 1934, OTC Markets rules, and GAAP related-party rules. The Purchase Agreement states that nothing in it is a representation that any product is approved by the U.S. Food and Drug Administration, that any clinical study proves safety or efficacy, or that any product will be reimbursed by insurance. The Purchased Units and option units are restricted membership interests and are not registered under the Securities Act of 1933. The Purchase Agreement is governed by Florida law, except that Nevada law governs the Company’s internal corporate affairs. Venue lies in the state courts of Seminole County, Florida, or the United States District Court for the Middle District of Florida.

The foregoing description of the Purchase Agreement, the Note, and the pledge does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, including the form of Note attached as Exhibit B and the form of pledge agreement attached as Exhibit C, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

On September 30, 2026, the Company completed the sale of the Purchased Units to Buyer on the terms described in Item 1.01. After closing, the Company owns 70 of the 100 issued units of the Labs Company, representing 70% of the economic interest, and Buyer owns 30 units, representing 30% of the economic interest. Each of the Company and Buyer holds 50% of the voting power. The Company’s common stock will continue to trade on the OTC Markets under the ticker symbol “ADIA.” The sale does not affect outstanding certificates for shares of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Membership Interest Purchase Agreement, dated September 30, 2026, by and among Adia Med, Inc., Adia Labs LLC, and Live Oak Health LLC, d/b/a QCM Biologics, including the form of Promissory Note (Exhibit B) and the form of Pledge Agreement (Exhibit C).
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101).

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 5, 2026

ADIA MED, INC. /s/ Larry Powalisz Name: Larry Powalisz Title: Chief Executive Officer /s/ Rebecca Miller Name: Rebecca Miller Title: Chief Financial Officer

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